Exhibit 99.1

Immuneering Reports First Quarter 2026 Financial Results and Provides Business Updates

- New survival data from Phase 2a clinical trial evaluating atebimetinib + mGnP in first-line metastatic pancreatic cancer to be presented in an oral session at 2026 ASCO Annual Meeting -

- Pivotal Phase 3 MAPKeeper 301 trial of atebimetinib + mGnP in first-line metastatic pancreatic cancer now recruiting (NCT07562152), with first patient dosing on track for mid-2026 -

- 27 months progression-free survival to date in a third-line pancreatic cancer patient receiving atebimetinib monotherapy, with an ongoing 85% reduction in tumor burden -

- Ended Q1 2026 with $198.6 million in cash, cash equivalents and marketable securities with anticipated runway into 2029 -

NEW YORK, May 15, 2026 -- Immuneering Corporation (Nasdaq: IMRX), a late-stage clinical oncology company focused on keeping cancer patients alive and helping them thrive, today reported financial results for the first quarter ended March 31, 2026, and provided business updates.

"We are excited that new survival data from 55 first-line pancreatic cancer patients treated with atebimetinib + mGnP in our Phase 2a clinical trial will be reported in an oral presentation at the ASCO Annual Meeting on June 1st,” said Ben Zeskind, Chief Executive Officer of Immuneering. “We believe the upcoming presentation at ASCO is an excellent opportunity to build on the recent momentum in second-line pancreatic cancer and demonstrate atebimetinib’s potential to provide a differentiated first-line option for patients. Our Phase 3 study of atebimetinib + mGnP in first-line pancreatic cancer patients, MAPKeeper 301, is now recruiting patients, and we remain on track to dose the first patient by mid-2026. Our Phase 2 lung cancer trial is on track to dose the first patient in the second half of the year. I believe we are entering a new era in cancer care where treatments have the potential to drive longer survival with fewer harsh side effects, and that atebimetinib will play an important role in that future."

Recent Corporate Highlights
•Upcoming oral presentation at American Society of Clinical Oncology (ASCO) Annual Meeting: On June 1, 2026, Dr. Peter Vu, MD, MHA, UC San Diego Health, will present new survival data from an expanded cohort totaling 55 first-line pancreatic cancer patients treated with atebimetinib (IMM-1-104) in combination with modified gemcitabine/nab-paclitaxel (mGnP) in Immuneering’s Phase 2a clinical trial. The oral presentation at the 2026 ASCO Annual Meeting utilizes a data cutoff in April 2026.

•Pivotal Phase 3 MAPKeeper 301 trial now recruiting: The global randomized Phase 3 trial of atebimetinib in combination with modified gemcitabine/nab-paclitaxel (mGnP) versus modified gemcitabine/nab-paclitaxel alone in first-line metastatic pancreatic cancer (NCT07562152) is now recruiting patients across multiple clinical sites. The company remains on track to dose the first patient by mid-2026.
•New genetic data from atebimetinib-treated patients demonstrating the mechanism’s potential to improve durability and survival: At the 2026 American Association of Cancer Research (AACR) Annual Meeting on April 20, 2026, Immuneering presented new genetic data in a poster presentation demonstrating a key mechanism that may improve durability and survival, supporting the use of atebimetinib as a first-line treatment in pancreatic cancer and beyond. The circulating tumor DNA (ctDNA) data from 123 atebimetinib-treated patients showed that acquired MAPK pathway alterations were rarely seen. These findings suggest that Deep Cyclic Inhibitors have the potential to overcome the limitations of conventional MAPK inhibition and provide a more sustained clinical benefit for patients, while potentially preserving sensitivity to subsequent treatments.
•27 months progression free survival to date in a third-line pancreatic cancer patient treated with atebimetinib monotherapy: The company provided an update on a third-line pancreatic cancer patient, with over 18 centimeters of tumors at baseline, who began receiving atebimetinib monotherapy 27 months ago. The patient continues on treatment, with an 85% reduction in tumor burden as of the most recent scan, with complete resolution of four lesions: a bone lesion, two liver lesions, and a non-target pancreatic lesion. The patient has gained 23 pounds over the course of treatment and reported improved quality of life with no grade 3 adverse events. A detailed description of the case is planned for submission to a medical journal.

Anticipated Near-Term Milestones

Immuneering remains on track to achieve several near-term anticipated milestones related to atebimetinib, including:

•Q2 2026: Report updated survival data from an expanded cohort totaling 55 first-line pancreatic cancer patients treated with atebimetinib + mGnP at the 2026 ASCO annual meeting.
•Mid-2026: Dose the first patient in pivotal Phase 3 MAPKeeper clinical trial of atebimetinib + mGnP in first-line pancreatic cancer.
•2H 2026: Dose the first patient in trial of atebimetinib + Libtayo® in RAS-mutant first-line non-small cell lung cancer.

First Quarter 2026 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities as of March 31, 2026 were $198.6 million, compared with $217.0 million as of December 31, 2025.

Research and Development (R&D) Expenses: R&D expenses for the first quarter of 2026 were $10.6 million, compared with $11.5 million for the first quarter of 2025. The decrease in R&D expenses was primarily attributable to decreases in clinical spend related to the envometinib (IMM-6-415) program, partially offset by increased clinical costs related to the Company’s lead atebimetinib program and spend related to other preclinical programs.

General and Administrative (G&A) Expenses: G&A expenses for the first quarter of 2026 were $4.7 million, compared with $4.0 million for the first quarter of 2025. The increase in G&A expenses was primarily attributable to employee related costs and increased professional fees in connection with the general and administrative functions supporting the Company's business.

Net Loss: Net loss attributable to common stockholders was $13.5 million, or $0.21 per share, for the first quarter ended March 31, 2026, compared to $15.0 million, or $0.42 per share, for the first quarter ended March 31, 2025.

2026 Financial Guidance

Based on cash, cash equivalents and marketable securities as of March 31, 2026, and current operating plans, the Company expects its cash runway to be sufficient to fund operations into 2029.

About Immuneering Corporation

Immuneering is a late-stage clinical oncology company dedicated to keeping cancer patients alive and helping them thrive, with an initial focus on patients with RAS, RAF, and other MAPK-driven cancers. The Company is developing an entirely new category of cancer medicines, Deep Cyclic Inhibitors, designed to improve overall survival by three mechanisms: shrinking tumors durably with less resistance, preserving body mass by countering cachexia, and minimizing side effects to maximize performance status and combinability. Immuneering’s lead product candidate, atebimetinib, is an oral, once-daily Deep Cyclic Inhibitor of MEK, designed to improve survival across many cancer indications. The company is conducting a global randomized pivotal trial, MAPKeeper 301, evaluating atebimetinib in combination with chemotherapy in first-line pancreatic cancer patients. The Company’s development pipeline also includes additional combination opportunities and preclinical stage programs. For more information, please visit www.immuneering.com.

Forward-Looking Statements
This press release contains forward-looking statements, including within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: the treatment potential of atebimetinib, alone or in combination with other agents to treat cancer, including modified Gemcitabine/nab-paclitaxel (mGnP) in first-line pancreatic cancer and its potential to deliver overall survival with both durability and tolerability; the timing of dosing of the planned MAPKeeper 301 trial and Phase 2 lung cancer trial; the content and timing of the upcoming 2026 oral presentation at ASCO; and the potential ability of the three design mechanisms of atebimetinib to shrink tumors durably, improve overall survival and overcome the limitations of conventional MAPK inhibition and provide a more sustained clinical benefit for patients.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risks inherent in oncology drug research and development, including target discovery, target validation, lead compound identification, and lead compound optimization; we have incurred significant losses, are not currently profitable and may never become profitable; our projected cash runway; our need for additional funding; our unproven approach to therapeutic intervention; our ability to address regulatory questions and the uncertainties relating to regulatory filings, reviews and approvals; the lengthy, expensive, and uncertain process of clinical drug development, including potential delays in activation of trial sites or enrollment of trial participants, or failure to obtain regulatory approvals; our reliance on third parties and collaborators to conduct our clinical trials, manufacture our product candidates, and develop and commercialize our product candidates, if approved; failure to compete successfully against other drug companies; protection of our proprietary technology and the confidentiality of our trade secrets; potential lawsuits for, or claims of, infringement of third-party intellectual property or challenges to the ownership of our intellectual property; our patents being found invalid or unenforceable; costs and resources of operating as a public company; and unfavorable or no analyst research or reports.

These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2026, and our other reports filed with the U.S. Securities and Exchange Commission, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contact:
Courtney Dugan
Cdugan@immuneering.com

Media Contact:
Peg Rusconi
Peg.rusconi@deerfieldgroup.com

IMMUNEERING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,
	2026	2025

Operating expenses
Research and development	$10,645,222	$11,471,693
General and administrative	4,682,495	4,005,642
Amortization of intangible asset	7,317	7,317
Total operating expenses	15,335,034	15,484,652
Loss from operations	(15,335,034)	(15,484,652)

Other income (expense)
Interest income	1,360,404	438,520
Other income, net	513,735	—
Net loss	$(13,460,895)	$(15,046,132)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.42)
Weighted-average common shares outstanding, basic and diluted	64,658,809	35,529,652

Other comprehensive loss:
Unrealized loss from marketable securities	(322,337)	—
Comprehensive Loss	$(13,783,232)	$(15,046,132)

IMMUNEERING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$47,321,566	$128,645,025
Marketable securities	109,372,057	44,186,244
Prepaids and other current assets	4,715,535	3,414,685
Total current assets	161,409,158	176,245,954

Marketable securities, non-current	41,950,745	44,183,186
Property and equipment, net	937,008	938,481
Goodwill	6,690,431	6,690,431
Intangible asset, net	313,830	321,147
Right-of-use assets	3,230,489	3,322,249
Other assets	278,129	283,562
Total assets	$214,809,790	$231,985,010

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,453,158	$1,542,737
Accrued expenses	3,064,066	7,842,367
Other liabilities	44,191	291,513
Lease liabilities	412,835	397,104
Total current liabilities	4,974,250	10,073,721

Long-term liabilities:
Lease liabilities, net of current portion	3,317,369	3,427,321
Total liabilities	8,291,619	13,501,042
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at March 31, 2026 and December 31, 2025; 0 shares issued or outstanding at March 31, 2026 and December 31, 2025	—	—
Class A common stock, $0.001 par value, 200,000,000 shares authorized at March 31, 2026 and December 31, 2025; 64,688,915 and 64,648,230 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	64,689	64,648
Class B common stock, $0.001 par value, 20,000,000 shares authorized at March 31, 2026 and December 31, 2025; 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	500,475,466	498,658,072
Accumulated other comprehensive income (loss)	(241,005)	81,332
Accumulated deficit	(293,780,979)	(280,320,084)
Total stockholders' equity	206,518,171	218,483,968
Total liabilities and stockholders' equity	$214,809,790	$231,985,010